EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Christophe de Margerie, Patrick de La Chevardière and Jérôme Schmitt, acting jointly or any of them acting individually, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, to act, without any other, for him or her and in his or her name, place, and stead, in any and all capacities, to sign a Registration Statement on Form S-8 (including under any other appropriate Form) of TOTAL S.A., a French société anonyme, and any or all amendments (including post-effective amendments) thereto, relating to the registration under the U.S. Securities Act of 1933, as amended, of common shares, nominal value €2.50 each, of TOTAL S.A. that may be issued pursuant to the TOTAL Holdings USA, Inc. 2011 Employee Shareholder Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, or any state regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection with the foregoing, as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 28th day of February, 2011.

/s/ Christophe de Margerie Christophe de Margerie Chairman and Chief Executive Officer Director	/s/ Patrick Artus Patrick Artus Director

/s/ Patricia Barbizet Patricia Barbizet Director	/s/ Daniel Bouton Daniel Bouton Director

/s/ Gunnar Brock Gunnar Brock Director	/s/ Claude Clément Claude Clément Director

/s/ Bertrand Collomb Bertrand Collomb Director	/s/ Paul Desmarais Jr. Paul Desmarais Jr. Director

/s/ Thierry Desmarest Thierry Desmarest Director	/s/ Bertrand Jacquillat Bertrand Jacquillat Director

/s/ Anne Lauvergeon Anne Lauvergeon Director	/s/ Lord Levene of Portsoken Lord Levene of Portsoken Director

/s/ Claude Mandil Claude Mandil Director	Michel Pébereau Director

/s/ Thierry de Rudder Thierry de Rudder Director	/s/ Patrick de La Chevardière Patrick de La Chevardière Executive Vice President and Chief Financial Officer

/s/ Dominique Bonnet Dominique Bonnet Chief Accounting Officer	/s/ Robert O. Hammond Robert O. Hammond Authorized Representative in the United States